UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

00031803	770402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 17, 2007, Transmeta Corporation, a Delaware corporation (“Transmeta” or the “Company”) appointed Daniel L. Hillman as Vice President of Engineering.
     Before joining Transmeta, Mr. Hillman, 60, served as Vice President of Engineering for MOSAID Technology, a licensor of semiconductor intellectual property, from October 2005 to April 2007. Mr. Hillman joined MOSAID as a result of MOSAID’s acquisition of Virtual Silicon Technology, a privately held supplier of semiconductor intellectual property, where Mr. Hillman served as vice president of engineering from February 2003 through its acquisition by MOSAID in October 2005. Before joining Virtual Silicon, Mr. Hillman served from April 2002 to December 2002 as vice president of engineering for inSilicon, a provider of communications semiconductor intellectual property, which was acquired by Synopsys in 2002. Mr. Hillman has also held various engineering management positions at Apple Computer, Synopsys and Nazomi Communications. None of the entities that previously employed Mr. Hillman is a subsidiary, parent or affiliate of Transmeta. Mr. Hillman holds a B.S.E.E. degree from Purdue University.
     In connection with hiring Mr. Hillman as an at-will employee and appointing him as vice president of engineering, Transmeta conveyed to Mr. Hillman, and Mr. Hillman signed his acceptance of, an offer letter. The offer letter provides that Mr. Hillman will receive a starting annual base salary of $205,000, a target bonus of 50 percent of his base salary, and standard employee benefits. Mr. Hillman was also granted an option, vesting over four years, to purchase up to 125,000 shares of Transmeta’s common stock at fair market value measured by the market closing price on his starting date, which was December 17, 2007.
     On December 17, 2007, the Company also granted to each of its other executive officers a stock option to purchase shares of the Company’s common stock at an exercise price of $13.36 per share, which was the closing price of the Company’s common stock on the Nasdaq National Market on the effective date of grant. The three executive officers of the Company receiving such grants are Lester M. Crudele, John O’Hara Horsley, and Sujan Jain. Mr. Crudele was granted an option to purchase up to 325,000 shares of the Company’s common stock. Mr. Horsley was granted an option to purchase up to 150,000 shares of the Company’s common stock. Mr. Jain was granted an option to purchase up to 125,000 shares of the Company’s common stock. Each such option vests over a period of four years, with the option vesting as to the first 25% of the shares on August 22, 2008, and the remainder vesting monthly thereafter, in equal installments, until fully vested on August 22, 2011. Each such annual stock option was granted pursuant to the Company’s 2000 Equity Incentive Plan.
     The Company’s Board of Directors also approved bonuses to Messrs. Crudele and Jain in connection with the Company’s litigation settlement and licensing agreement with Intel Corporation. Mr. Crudele will receive a bonus of $1,000,000, and Mr. Jain will receive a bonus of $200,000. Those bonuses will not be paid until after the Company receives Intel’s initial payment of $150 million, which the Company expects to receive in January 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: December 21, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary